Exhibit 99 (4)(pp)

SUB-SUB-INVESTMENT ADVISORY AGREEMENT

AGREEMENT dated October 1, 2020, between BlackRock Financial Management, Inc., a Delaware corporation (the “Sub-Advisor”), and BlackRock International Limited, a corporation organized under the laws of Scotland (the “Sub-Sub-Advisor”).

WHEREAS, PACE® Select Advisors Trust (the “Trust”) is registered under the Investment Company Act of 1940, as amended (the “1940 Act”) as an open-end management investment company;

WHEREAS, the Trust is authorized to issue separate series, each of which will offer a separate class of shares of beneficial interest, each series having its own investment objective or objectives, policies and limitations;

WHEREAS, pursuant to a Management Agreement, effective as of August 1, 2008, a copy of which has been provided to the Sub-Advisor, the Trust has retained UBS Asset Management (Americas) Inc. (formerly, UBS Global Asset Management (Americas) Inc.) (the “Adviser”) to render advisory, management, and administrative services with respect to the Trust’s series;

WHEREAS, the Adviser has retained the Sub-Advisor as investment sub-adviser to provide investment advisory services to PACE Intermediate Fixed Income Investments (the “Fund”), a series of the Trust, pursuant to a Sub-Advisory Agreement effective as of August 1, 2008, as amended (the “Sub-Advisory Agreement”);

WHEREAS, the Sub-Advisor wishes to retain the Sub-Sub-Advisor to provide it with sub-advisory services as described below in connection with Sub-Advisor’s advisory activities with respect to the Fund, and the Trust and the Adviser have agreed that Sub-Advisor may retain an affiliated investment adviser to provide certain advisory activities with respect to the Fund so long as the Sub-Advisor shall be as fully responsible to the Trust, the Fund and the Adviser for the acts and omissions of the Sub-Sub-Advisor as it is for its own acts and omissions;

WHEREAS, this Agreement has been approved in accordance with the provisions of the 1940 Act, and the Sub-Sub-Advisor is willing to furnish such services upon the terms and conditions herein set forth;

NOW, THEREFORE, in consideration of the mutual premises and covenants herein contained and other good and valuable consideration, the receipt of which is hereby acknowledged, it is agreed by and between the parties hereto as follows:

1.           Appointment and Acceptance of Appointment. The Sub-Advisor hereby appoints the Sub-Sub-Advisor to act as sub-advisor with respect to the Fund, and the Sub-Sub-Advisor accepts such appointment and agrees to render the services herein set forth for the compensation herein provided. For the purposes of the rules, guidance and principles of the Financial Conduct Authority of the United Kingdom as amended or consolidated from time to time (the “FCA Rules”) and based on information obtained in respect of the Sub-Advisor, the Sub-Advisor will be treated by the Sub-Sub-Advisor as a professional client. The Sub-Advisor acknowledges and accepts this categorization. The Sub-Advisor has the right to request a different categorization at any time from the Sub-Sub-Advisor, however, the Sub-Sub-Advisor only provides the services to professional clients and will no longer be able to provide services to the Sub-Advisor in the event of a request for a change in categorization.

The Sub-Advisor acknowledges that it has been separately provided with a copy of the supplemental disclosures document provided to clients and potential clients of the Sub-Sub-Advisor that contains the Sub-Sub-Advisor’s disclosures as made available to the Sub-Advisor from time to time (the “Supplemental Disclosures”), which sets out: (i) information on the services that the Sub-Sub-Advisor is required to provide to the Sub-Advisor by applicable regulation and (ii) other information which the Sub-Sub-Advisor deems appropriate. The Supplemental Disclosures include, among other things: risk disclosures (which provide a description of the nature of risks of financial instruments), a summary of the Sub-Sub-Advisor’s conflicts of interest policy and disclosures, a summary of the Sub-Sub-Advisor’s order execution policy, details of the reports the Sub-Sub-Advisor will provide in relation to the services provided hereunder, details on how the Sub-Sub-Advisor will provide the Sub-Advisor with information on costs and charges, and the Sub-Sub-Advisor’s data protection notice.

2.             Services of the Sub-Sub-Advisor. Subject to the succeeding provisions of this section, the oversight and supervision of the Sub-Advisor, the Adviser and the Trust’s Board of Trustees, the Sub-Sub-Advisor will perform certain of the day-to-day operations of the Fund, which may include one or more of the following services, at the request of the Sub-Advisor: (a) acting as investment advisor for and managing the investment and reinvestment of those assets of the Fund as the Sub-Advisor may from time to time request and in connection therewith have complete discretion in purchasing and selling such securities and other assets for the Fund and in voting, exercising consents and exercising all other rights appertaining to such securities and other assets on behalf of the Fund; (b) arranging, subject to the provisions of Section 3 hereof, for the purchase and sale of securities and other assets of the Fund; (c) providing investment research and credit analysis concerning the Fund’s investments; (d) assisting the Sub-Advisor in determining what portion of the Fund’s assets will be invested in cash, cash equivalents and money market instruments; (e) placing orders for all purchases and sales of such investments made for the Fund; and (f) maintaining the books and records as are required to support Fund investment operations. At the request of the Sub-Advisor, the Sub-Sub-Advisor will also, subject to the oversight and supervision of the Sub-Advisor, the Adviser and the Trust’s Board of Trustees, provide to the Sub-Advisor, the Adviser or the Trust any of the facilities and equipment and perform any of the services described in Section 2 of the Sub-Advisory Agreement. The Sub-Sub-Advisor shall furnish such reports, certifications, information or analyses to the Trust, the Adviser and the Sub-Advisor as the Trust’s Board of Trustees, the Adviser or the Sub-Advisor may reasonably request from time to time, to the extent such reports, certifications, information or analyses specifically relate to the services provided by the Sub-Sub-Advisor under this Agreement and are not available from the Sub-Advisor. In addition, the Sub-Sub-Advisor will keep the Trust, the Adviser and the Sub-Advisor informed of developments materially affecting the Fund and shall, on its own initiative, furnish to the Fund from time to time whatever information the Sub-Sub-Advisor believes appropriate for this purpose. The Sub-Sub-Advisor will periodically communicate to the Sub-Advisor and the Adviser, at such times as the Sub-Advisor may direct, information concerning the purchase and sale of securities for the Fund, including: (a) the name of the issuer, (b) the amount of the purchase or sale, (c) the name of the broker or dealer, if any, through which the purchase or sale will be effected, (d) the CUSIP number of the instrument, if any, and (e) such other information as the Sub-Advisor may reasonably require for purposes of fulfilling its obligations to the Trust under the Sub-Advisory Agreement. The Sub-Sub-Advisor will provide the services rendered by it under this Agreement, subject to the supervision of the Sub-Advisor, in accordance with the Fund’s investment objective, policies and restrictions as stated in the Trust’s currently effective registration statement under the 1940 Act, and any amendments or supplements thereto (“Registration Statement”), the 1940 Act and rules thereunder, as amended from time to time, the Sub-Advisor’s policies and procedures, the resolutions of the Trust’s Board of Trustees and the written instructions and written directions of the Trust or the Adviser or Sub-Advisor provided to the Sub-Sub-Advisor, but in all circumstances via communication from the Sub-Advisor. The Sub-Advisor agrees to provide the Sub-Sub-Advisor with timely notice of any material changes to the Fund’s investment objective, policies and restrictions of which the Sub-Advisor becomes aware. Subject to the foregoing, the types of transactions that the Sub-Sub-Advisor may carry out include (a) buying, selling or otherwise dealing in investments; (b) borrowing securities; (c) making deposits; (d) subscribing to issues and accepting placings of investment; (e) effecting transactions whether or not on any Trading Venue (as defined in the FCA Rules) or exchange; and (f) otherwise acting as the Sub-Sub-Advisor judges appropriate in relation to the Fund.

The Sub-Sub-Advisor represents, warrants and covenants that it is authorized and regulated by the Financial Conduct Authority.

The Sub-Advisor acknowledges that the Sub-Sub-Advisor does not hold “client money” and/or “safe custody assets” for any of the Sub-Advisor, Adviser, Fund or Trust (the “Relevant Entities”) under the rules, guidance, principles and other provisions contained in the Client Asset Sourcebook in the FCA’s Handbook (the “FCA CASS Rules”). If the Sub-Sub-Advisor has the authority to move any of the Relevant Entities’ money or assets under the terms of a mandate defined in CASS 8 of the FCA CASS Rules, such monies or assets will be moved from an account not owned by the Sub-Sub-Advisor.

The Fund’s assets shall be held by a custodian who has been appointed by a Relevant Entity and notified in writing to the Sub-Sub-Advisor (the “Custodian”). The Sub-Advisor agrees to notify the Sub-Sub-Advisor as soon as reasonably practicable in advance of any change to the Custodian. The Sub-Sub-Advisor shall be responsible for exercising or instructing the Custodian to exercise any rights attaching to the investments in the Fund’s account. The Sub-Advisor shall procure that the Relevant Entities, as applicable, directs the Custodian complies with any instructions of the Sub-Sub-Advisor given in accordance with this Agreement. The Sub-Advisor shall arrange for the Custodian to provide to the Sub-Sub-Advisor all documentation that the Sub-Sub-Advisor reasonably requests in connection with this Agreement. The Sub-Advisor confirms that the Custodian is authorized to create appropriate links (electronic or otherwise) with the Sub-Sub-Advisor or its delegates, in order to pass data in respect of the Fund’s account to the Sub-Sub-Advisor or its delegates as may be reasonably requested. The Sub-Sub-Advisor shall have no liability for the duties, acts or defaults of the Custodian. The Sub-Advisor acknowledges that the FCA CASS Rules will not apply to the Sub-Sub-Advisor in relation to any assets that form part of the Fund’s account.

3.             Covenants.

(a)           In the performance of its duties under this Agreement, the Sub-Sub-Advisor shall at all times conform to, and act in accordance with, any requirements imposed by: (i) the provisions of the 1940 Act and the Investment Advisers Act of 1940, as amended (the “Advisers Act”) and all applicable Rules and Regulations of the Securities and Exchange Commission (the “SEC”); (ii) any other applicable provision of law; (iii) the provisions of the Declaration of Trust and By-Laws of the Trust, as such documents are amended from time to time; (iv) the investment objective and policies of the Fund as set forth in the Registration Statement and/or the resolutions of the Board of Trustees; and (v) any policies and determinations of the Board of Trustees of the Trust; and

(b)           In addition:

(i)               the Supplemental Disclosures include information on the Sub-Sub-Advisor’s order execution policy (the “Order Execution Policy”). The Sub-Advisor confirms that it has read and understood, and agrees to, the Order Execution Policy. In particular, the Sub-Advisor consents to (i) the Sub-Sub-Advisor trading through brokers/counterparties and/or outside of a Trading Venue (as defined in the FCA Rules), and (ii) some or all orders resulting from the Sub-Sub-Advisor’s decisions to deal on the Sub-Advisor’s behalf, or received from the Sub-Advisor, to be placed with an affiliated company, who will act as agent for the purpose of executing such orders in accordance with the Order Execution Policy. Subject to the other provisions of this section, in placing orders with brokers and dealers, the Sub-Sub-Advisor will attempt to obtain the best price and the most favorable execution of its orders in accordance with the Order Execution Policy. In no instance will portfolio securities be purchased from or sold to the Adviser, the Sub-Advisor or the Sub-Sub-Advisor, the Trust’s principal underwriter, or any affiliated person thereof, except in accordance with the federal securities laws and the rules and regulations thereunder. In placing orders, the Sub-Sub-Advisor will consider the experience and skill of the firm’s securities traders as well as the firm’s financial responsibility and administrative efficiency. Consistent with this obligation, the Sub-Sub-Advisor may select brokers on the basis of the research, statistical and pricing services they provide to the Fund and other clients of the Sub-Advisor or the Sub-Sub-Advisor. Information and research received from such brokers will be in addition to, and not in lieu of, the services required to be performed by the Sub-Sub-Advisor hereunder. Subject to applicable provisions of law, a commission paid to such brokers may be higher than that which another qualified broker would have charged for effecting the same transaction, provided that the Sub-Sub-Advisor determines in good faith that such commission is reasonable in terms either of the transaction or the overall responsibility of the Sub-Advisor and the Sub-Sub-Advisor to the Fund and their other clients and that the total commissions paid by the Fund will be reasonable in relation to the benefits to the Fund over the long-term. Subject to the foregoing and the provisions of the 1940 Act, the Securities Exchange Act of 1934, as amended (the “1934 Act”), and other applicable provisions of law, the Sub-Sub-Advisor may select brokers and dealers with which it is affiliated (including affiliated Futures Commission Merchants) (the “Affiliated Broker-Dealers”) so long as such transactions are effected in conformity with the requirements (including any applicable exemptions and administrative interpretations set forth in Part 2A of the Sub-Sub-Advisor Form ADV Registration Statement on file with the SEC (“Form ADV”)) of Section 11(a)(1)(H) of the 1934 Act, and in compliance with Rules 17e-1 or 10f-3 under the 1940 Act or other applicable rules and the Sub-Advisor’s compliance policies and procedures, as applicable. In all such dealings, the Affiliated Broker-Dealers shall be authorized and entitled to retain any commissions, remuneration or profits which may be made in such transactions and shall not be liable to account for the same to the Adviser, the Fund or the Trust. In the event Sub-Sub-Advisor becomes affiliated (as deemed under the federal securities laws) with a broker-dealer during the term of this Agreement, Sub-Sub-Advisor shall obtain the approval of the Sub-Advisor or the Trust’s Board of Trustees prior to commencement of transactions with such broker-dealer on behalf of the Fund or the Trust;

(ii)              the Sub-Advisor further authorizes the Sub-Sub-Advisor and its Affiliated Broker-Dealers to execute cross transactions, including agency and principal cross transactions (the “Cross Transactions”), on behalf of the Fund and the Trust. Cross Transactions are transactions which may be effected by (i) the Sub-Sub-Advisor or an Affiliated Broker-Dealer acting for both the Fund and the counterparty to the transaction or (ii) the Sub-Sub-Advisor or an Affiliated Broker-Dealer acting for its own account and for the Fund. Cross Transactions enable the Sub-Sub-Advisor to purchase or sell a block of securities for the Fund at a set price and possibly avoid an unfavorable price movement that may be created through entrance into the market with such purchase or sale order. As such, the Sub-Sub-Advisor believes that Cross Transactions can provide meaningful benefits for the Fund generally. The Adviser, the Sub-Advisor, the Fund and the Trust should be aware, however, that in a Cross Transaction an Affiliated Broker-Dealer will be receiving commissions from both sides of the trade and, therefore, there is a potentially conflicting division of loyalties and responsibilities. Sub-Sub-Advisor shall effect such Cross Transactions in compliance with Rule 206(3)-2 under the Advisers Act, Rule 17a-7 and Rule 17e-1 under the 1940 Act, and any other applicable provisions of the federal securities laws and shall provide the Sub-Advisor with periodic reports describing such agency cross transactions as required by applicable law. The Sub-Sub-Advisor understands that the authority of the Sub-Sub-Advisor to execute agency Cross Transactions for the Fund is terminable at will without penalty, effective upon receipt by the Sub-Sub-Advisor of written notice from the Adviser or the Sub-Advisor, and that the failure to terminate such authorization will result in its continuation;

(iii)             the Sub-Sub-Advisor will maintain books and records with respect to the Fund’s securities transactions and will render to the Sub-Advisor and the Trust’s Board of Trustees such periodic and special reports as they may request;

(iv)             the Sub-Sub-Advisor will maintain a policy and practice of conducting its investment advisory services hereunder independently of the commercial banking operations of its affiliates. When the Sub-Sub-Advisor makes investment recommendations for the Fund, its investment advisory personnel will not inquire or take into consideration whether the issuer of securities proposed for purchase or sale for the Fund’s account are customers of the commercial department of its affiliates;

(v)              the Sub-Sub-Advisor will treat confidentially and as proprietary information of the Fund all records and other information relative to the Fund, and the Fund’s prior, current or potential shareholders, and will not use such records and information for any purpose other than performance of its responsibilities and duties hereunder, except after prior notification to and approval in writing by the Fund, which approval shall not be unreasonably withheld and may not be withheld where the Sub-Sub-Advisor may be exposed to civil or criminal contempt proceedings for failure to comply, when requested to divulge such information by duly constituted authorities, or when so requested by the Fund;

(vi)             in accordance with procedures adopted by the Board, as amended from time to time, the Sub-Sub-Advisor is responsible for assisting the Sub-Advisor or Adviser, in the fair valuation of all portfolio securities in the Fund and, to the extent permitted, will use its reasonable efforts to arrange for the provision of a price or prices from one or more parties independent of the Sub-Sub-Advisor for each portfolio security for which the custodian does not obtain prices in the ordinary course of business from an automated pricing service; and

(vii)            upon reasonable request by the Sub-Advisor, provide such information or perform such additional acts as are customarily performed by a Sub-Sub-Advisor for the Fund and may be reasonably required for the Sub-Advisor to comply with their respective obligations under applicable federal securities laws, including, without limitation, the 1940 Act, the Advisers Act, the 1934 Act, the Securities Act of 1933, as amended (the “Securities Act”), and any rule or regulation thereunder.

(c)           In addition, the Sub-Advisor:

(i)               agrees that the Sub-Sub-Advisor may aggregate transactions for the Fund with transactions being made simultaneously for other clients and/or its own account. Whenever the Sub-Sub-Advisor simultaneously places orders to purchase or sell the same security on behalf of the Fund and one or more other accounts advised by the Sub-Sub-Advisor, the orders will be allocated as to price and amount among all such accounts in a manner believed to be equitable over time to each account. The Sub-Advisor recognizes that in some cases this procedure may adversely affect the results obtained for the Fund. In relation to a particular order, aggregation may operate on some occasions to the advantage of the Sub-Advisor and on other occasions to the Sub-Advisor’s disadvantage. However, it must be unlikely that the aggregation of orders and transactions will work overall to the disadvantage of the Sub-Advisor before transactions will be aggregated; and

(ii)              instructs the Sub-Sub-Advisor not to make public any client limit orders (being a specific instruction from the Sub-Advisor to buy or sell a financial instrument at a specified price limit or better and for a specified size) in respect of securities admitted to trading on a Regulated Market or traded on a Trading Venue (both as defined in the FCA Rules) which are not immediately executed under prevailing market conditions.

4.                 Services Not Exclusive. Nothing in this Agreement shall prevent the Sub-Sub-Advisor or any officer, employee or other affiliate thereof from acting as investment advisor for any other person, firm or corporation, or from engaging in any other lawful activity, and shall not in any way limit or restrict the Sub-Sub-Advisor or any of its officers, employees or agents from buying, selling or trading any securities for its or their own accounts or for the accounts of others for whom it or they may be acting; provided, however, that the Sub-Sub-Advisor will undertake no activities which, in its judgment, will adversely affect the performance of its obligations under this Agreement.

5.                 Books and Records. In compliance with the requirements of Rule 31a-3 under the 1940 Act, the Sub-Sub-Advisor hereby agrees that all records which it maintains for the Fund are the property of the Trust and further agrees to surrender promptly to the Trust any such records upon the Trust’s request. The Sub-Sub-Advisor further agrees to preserve for the periods prescribed by Rule 31a-2 under the 1940 Act the records required to be maintained by Rule 31a-1 under the 1940 Act (to the extent such books and records are not maintained by the Sub-Advisor).

6.                 Compensation. For that portion of the Fund for which Sub-Sub-Advisor acts as sub-sub-advisor, Sub-Advisor agrees to pay to Sub-Sub-Advisor and Sub-Sub-Advisor agrees to accept as full compensation for all services rendered by Sub-Sub-Advisor as such a monthly fee in arrears at an annual rate equal to      % of the fee received by the Sub-Advisor from the Adviser pursuant to the Sub-Advisory Agreement. If this Agreement becomes effective or terminates before the end of any month, the fee for the period from the effective date to the end of the month or from the beginning of such month to the date of termination, as the case may be, shall be prorated according to the proportion that such portion of the month bears to the full month in which such effectiveness or termination occurs.

7.                 Representations and Warranties.

(a)           Each of the Sub-Advisor and the Sub-Sub-Advisor represents and warrants the following, as of the date hereof:

(i)               Due Authorisation: it is duly organised and validly existing under the laws of the jurisdiction of its organisation and incorporation and, if relevant to such jurisdiction, is in good standing and has full power and authority to execute, deliver and perform this Agreement and to appoint the Sub-Sub-Advisor hereunder. This Agreement has been duly authorised, executed and delivered by each party, and constitutes valid and binding obligations of each party;

(ii)              Registered Investment Adviser: it is registered as an investment adviser under the Advisers Act and will continue to be so for as long as this Agreement remains in effect;

(iii)             Not Insolvent: it is not insolvent or bankrupt or otherwise subject to an insolvency, bankruptcy or similar proceeding, whether voluntary or involuntary;

(iv)             Compliance with Laws: it will comply in all material respects with all laws (including applicable anti-corruption and anti-money laundering laws and regulations) and orders to which it may be subject in performance of its obligations under this Agreement and the execution, delivery and performance of this Agreement. This Agreement will not violate any laws or regulations or any constituent document, policy, guideline, contract or other document applicable to it in the provision of the services set out under this Agreement; and

(v)               Code of Ethics: Sub-Sub-Advisor has adopted a written code of ethics complying with the requirements of Rule 17j-1 under the 1940 Act and Rule 204A-1 under the Advisers Act and will provide the Adviser and the Trust’s Board of Trustees with a copy of such code of ethics, together with evidence of its adoption upon request. Within fifteen days of the end of the last calendar quarter of each year that this Agreement is in effect, a duly authorized officer of the Sub-Sub-Advisor shall certify to the Sub-Advisor and the Adviser that the Sub-Sub-Advisor has complied with the requirements of Rule 17j-1 during the previous year and that there has been no material violation of the Sub-Sub-Advisor’s code of ethics or, if such a violation has occurred, that appropriate action was taken in response to such violation. Upon the written request of the Sub-Advisor and Adviser, the Sub-Sub-Advisor shall permit the Adviser, its employees or its agents to examine the reports required to be made by the Sub-Sub-Advisor pursuant to Rule 17j-1.

(b)           The Sub-Advisor, on its own behalf and, to the best of its knowledge, on behalf of the other Relevant Entities where applicable, represents and warrants the following, as of the date hereof:

(i)               Restrictions on Account Assets: no restrictions exist or will exist on the transfer, sale or other disposition of any of the assets in the Fund’s account;

(ii)              Sanctions: it and its owners and controllers (i) have not violated and shall not violate any sanctions laws or regulations promulgated, administered or enforced by the United States and the Office of Foreign Assets Control, the United Nations, the European Union, or other applicable sanctions authority (“Sanctions”) and (ii) shall not transfer funds into the Fund’s account which have been derived from or invested for the benefit of activities, parties or jurisdictions subject to or in violation of Sanctions, including anyone listed on Sanctions lists;

(iii)             Qualified Institutional Buyer: it is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act;

(iv)             Information: it will supply the Sub-Sub-Advisor with, and update as required, all information (including a valid Legal Entity Identifier) and documents reasonably requested by the Sub-Sub-Advisor to enable it to provide the services as set out under this Agreement or as required by any applicable law or competent authority; and

(v)              Tax Status: it is a resident for tax purposes in the United States.

8.             Limitation on Liability. The Sub-Sub-Advisor will not be liable for any error of judgment or mistake of law or for any loss suffered by the Sub-Advisor or by the Trust or the Fund in connection with the performance of this Agreement, except a loss resulting from a breach of fiduciary duty with respect to the receipt of compensation for services or a loss resulting from willful misfeasance, bad faith or gross negligence on its part in the performance of its duties or from reckless disregard by it of its duties under this Agreement. As used in this Section 8, the term “Sub-Sub-Advisor” shall include any affiliates of the Sub-Sub-Advisor performing services for the Fund contemplated hereby and partners, directors, officers and employees of the Sub-Sub-Advisor and such affiliates.

9.             Duration and Termination. This Agreement shall become effective as of the date hereof and, unless sooner terminated with respect to the Fund as provided herein, shall continue in effect for a period of two years. Thereafter, if not terminated, this Agreement shall continue in effect with respect to the Fund for successive periods of 12 months, provided such continuance is specifically approved at least annually by both (a) the vote of a majority of the Trust’s Board of Trustees or a vote of a majority of the outstanding voting securities of the Fund at the time outstanding and entitled to vote and (b) by the vote of a majority of the Trustees, who are not parties to this Agreement or interested persons (as such term is defined in the 1940 Act) of any such party, cast in person at a meeting called for the purpose of voting on such approval. Notwithstanding the foregoing, this Agreement may be terminated by the Trust’s Board of Trustees, by a vote of a majority of the Fund’s outstanding voting securities or by the Sub-Advisor at any time, without the payment of any penalty, upon giving the Sub-Sub-Advisor 30 days’ notice (which notice may be waived by the Sub-Sub-Advisor), provided that such termination by the Trust or the Sub-Advisor shall be directed or approved by the vote of a majority of the Trustees of the Trust in office at the time or by the vote of the holders of a majority of the outstanding voting securities of the Fund entitled to vote, or by the Sub-Sub-Advisor on 30 days’ written notice (which notice may be waived by the Trust and the Sub-Advisor), and will terminate automatically upon any termination of the Sub-Advisory Agreement between the Trust and the Sub-Advisor. This Agreement may also be terminated, without the payment of any penalty, by the Sub-Advisor; (i) upon material breach by the Sub-Sub-Advisor of any of the representations, warranties and agreements set forth in this Agreement; or (ii) immediately, if, in the reasonable judgment of the Sub-Advisor, the Sub-Sub-Advisor becomes unable to discharge its duties and obligations under this Agreement, including circumstances such as financial insolvency of the Sub-Sub-Advisor or other circumstances that could adversely affect the Fund. This Agreement will also immediately terminate in the event of its assignment. (As used in this Agreement, the terms “majority of the outstanding voting securities,” “interested person” and “assignment” shall have the same meanings of such terms in the 1940 Act.)

10.           Notices and Communication. Any legal notice under this Agreement shall be in writing to the other party at such address as the other party may designate from time to time for the receipt of such legal notice and shall be deemed to be received on the earlier of the date actually received or on the fourth day after the postmark if such legal notice is mailed first class postage prepaid. In relation to communications other than legal notices under this Agreement, each party may communicate with and provide information to the other party in whatever medium deemed appropriate. This may include the use of e-mail, the internet or other electronic means, in the place of paper communications. The parties acknowledge that instructions or communications conveyed by electronic methods such as facsimile or e-mail are not secure forms of communication and may accordingly give rise to higher risks of manipulation or attempted fraud.

11.           Amendment of this Agreement. No provision of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought. Any amendment of this Agreement shall be subject to the 1940 Act.

12.           Miscellaneous. The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby. This Agreement shall be binding on, and shall inure to the benefit of the parties hereto and their respective successors.

13.           Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware for contracts to be performed entirely therein without reference to choice of law principles thereof and in accordance with the applicable provisions of the 1940 Act. To the extent that the applicable laws of the State of Delaware, or any of the provisions, conflict with the applicable provisions of the 1940 Act, the latter shall control.

14.           Counterparts. This Agreement may be executed in counterparts by the parties hereto, each of which shall constitute an original counterpart, and all of which, together, shall constitute one Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their duly authorized officers designated below as of the day and year first above written.

BLACKROCK FINANCIAL MANAGEMENT, INC.

By.	/s/ Jared Murphy
	Name:	Jared Murphy
	Title:	Managing Director

BLACKROCK INTERNATIONAL LIMITED

By.	/s/ Hannah Burns
	Name:	Hannah Burns
	Title:	Director

BLACKROCK INTERNATIONAL LIMITED

By.	/s/ Jeremy Agnew
	Name:	Jeremy Agnew
	Title:	Managing Director